UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2018
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(760) 795-6558
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
Obalon Therapeutics, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”) on June 13, 2018. At the Annual Meeting, the Company’s stockholders voted on three proposals, as described below. Each of the proposals was described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2018. The vote totals noted below are final voting results from the Annual Meeting.

Proposal 1
The Company’s stockholders elected the following three Class II Directors for a term of office expiring at the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualified or until such director’s earlier death, resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Raymond Dittamore	9,786,332	935,083	3,820,566
Les Howe	9,772,735	948,680	3,820,566
David Moatazedi	9,786,849	934,566	3,820,566

Proposal 2
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,539,129	2,852	0	0

Proposal 3
The Company’s stockholders approved the amendment to the Company's Restated Certificate of Incorporation to reduce the number of shares of common stock that the Company is authorized to issue from 300,000,000 to 100,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,205,936	12,478	323,567	0

Item 9.01     Financial Statements and Exhibits.

     (d) Exhibits

Description
3.1	Certificate of Amendment to the Restated Certificated of Incorporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: June 14, 2018	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer

EXHIBIT INDEX

Description
3.1	Certificate of Amendment to the Restated Certificated of Incorporation